EXHIBIT 10.5

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (“Agreement”) is made and entered into as of February 23, 2017, by and between Stony Hill Corp., a Nevada corporation (“Stony Hill”) and mCig, Inc., a Nevada corporation, (“MCig”).

1. Obligations Secured. The security interest granted by this Agreement shall secure payment and performance of all indebtedness, obligations and liabilities of MCig to Stony Hill (collectively the “Secured Obligations”) arising out of, connected with or related to the obligations of MCig to Stony Hill under that certain Asset Purchase Agreement between MCig and Stony Hill of even date hereof (the “Purchase Agreement”), this Security Agreement, and all costs incurred by Stony Hill to obtain, preserve and enforce this security interest, collect on any of the Secured Obligations, and maintain and preserve the collateral described in Section 3 hereof (the “Collateral”), other than fees and costs Stony Hill has agreed to pay (as defined in Section 5 below), including without limitation taxes, assessments, attorneys’ fees, and expenses of sale, and any instrument now or hereafter evidencing or securing the foregoing; whether now existing or hereinafter arising, direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, whether or not from time to time decreased or extinguished and later increased, created or incurred (the Purchase Agreement, this Security Agreement and any instrument, now or hereafter evidencing or securing the foregoing are referred to collectively as the “Purchase Documents”).

2. Grant of Security Interest. MCig does hereby pledge and grant to Stony Hill a security interest (the “Security Interest”) in the Collateral.

3. Collateral. MCig’s property which is pledged and granted as collateral and made subject to the Security Interest hereunder shall consist of all shares of the Common Stock of Stony Hill registered in MCig’s name and issued to MCig as consideration identified under the Second Stock Issuance in Section 2.4 of the Purchase Agreement dated February 23, 2017 (the “Pledged Shares”), together with any and all proceeds, dividends and other distributions with respect to, or other rights in connection with, the Pledged Shares, and all increases, substitutions, replacements, additions and accessions with respect to the Pledged Shares.

4. Representations and Warranties of MCig. MCig represents and warrants that:

(a) MCig is the sole and lawful owner of the Collateral and has full power and authority to pledge and grant a security interest in the Collateral and to execute this Security Agreement;

(b) The Collateral is free and clear of all security interests, liens and adverse claims other than those created hereunder; and

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(c) This Security Agreement creates a good, valid and subsisting security interest in all of the Collateral securing payment or other performance of all of the Secured Obligations.

5. Possession. Stony Hill hereby acknowledges receipt of the Pledged Shares. It is expressly agreed that Stony Hill shall be deemed to have possession of the Pledged Shares and to hold the Pledged Shares.

6. Covenants of MCig. MCig hereby covenants that:

(a) MCig shall, at its own cost and expense, (i) take any and all actions necessary to preserve, protect and defend the Security Interest of Stony Hill in the Collateral created hereunder and the priority thereof against any and all adverse claims, and (ii) keep the Collateral free and clear of any and all liens, security interests (except for the security interest created by this Security Agreement) and/or adverse claims (including, without limitation, all taxes, assessments and other levies).

(b) MCig shall promptly reimburse Stony Hill for any and all sums, including costs, expenses and attorneys’ fees, which Stony Hill may pay or incur in defending, protecting or enforcing the Security Interest or the priority thereof, or in enforcing or collecting the Secured Obligations, or in discharging any prior or subsequent lien or adverse claim against the Collateral or any part thereof, or by reason of becoming or being made a party to or intervening in any action or proceeding affecting the Collateral or the rights of Stony Hill therein.

(c) MCig shall from time to time make, execute, acknowledge and deliver all such further documents, instruments and assurances as may be requested by Stony Hill to perfect or preserve the Security Interest and to carry out the intent of this Security Agreement, and hereby authorizes Stony Hill to file any document relating to all or any part of the Collateral where desirable in Stony Hill’ judgment to perfect the security interest granted herein without the signature of MCig (where permitted by law).

(d) MCig shall promptly notify Stony Hill of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest therein, and at Stony Hill’ request appear in and defend, at MCig’s expense, any such action or proceeding.

7. MCig’s Rights. Until MCig defaults in its obligations under the Purchase Agreement or under this Agreement (in any such event after notice from Stony Hill and the failure of MCig to cure such default within 30 days of receipt of notice of such default, an “Event of Default”), MCig shall be entitled to exercise all of its voting and consensual powers pertaining to the Collateral, or any part thereof, for all purposes not inconsistent with the terms of this Agreement. MCig additionally shall have the right at any time the Pledged Shares are the subject of an effective registration statement and no Event of Default exists, to request that the Pledged Shares, or any part of them, be sold pursuant to such registration statement, provided the proceeds of such sale(s) (net of reasonable broker’s fees and commissions from such sales) are delivered directly Stony Hill to be held as substitute Collateral hereunder in accordance with this Agreement.

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8. Rights of Stony Hill Regarding Collateral.

(a) Upon the occurrence of an Event of Default, and provided Stony Hill complies with the procedures for making a claim against the Collateral, the Collateral shall be delivered to Stony Hill, Stony Hill shall be entitled:

(A) To cause any or all of the Collateral to be transferred into its name or into the name or names of its nominee or nominees, without having first become the owner of the Collateral;

(B) To exercise all voting and consensual powers pertaining to the Collateral, or any part thereof, and exercise such powers in such manner as Stony Hill may elect, without having first become the owner of the Collateral; and

(C) To have made to Stony Hill and to retain any dividend or other distribution made upon, or in respect of, the Collateral, or any part thereof.

(b) In the event Stony Hill elects to exercise its rights and remedies under this Agreement upon the occurrence of an Event of Default, Stony Hill shall apply or pay over for application the cash proceeds of collection of, or enforcement of remedies with respect to, the Collateral in the manner and order specified in Section 9-608 of the Uniform Commercial Code of the State of Washington.

9. Termination. If no default shall have occurred and be continuing under the Purchase Agreement (which could result in an Event of Default), this Agreement shall terminate 90 days after the Closing Date as defined in the Purchase Agreement dated February 20, 2017.

10. Power of Attorney. Each and every officer of Stony Hill is hereby appointed the attorney-in-fact of MCig, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Stony Hill may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Stony Hill shall have the right and power to receive, endorse and collect all checks made payable to the order of MCig representing any dividend or other distribution in respect of the Collateral, or any part thereof, and to give full discharge for the same.

11. Successors and Assigns. This Security Agreement shall inure to the benefit of Stony Hill and its successors and assigns, and shall be binding upon all successors and assigns of MCig. This Security Agreement may not be assigned without the prior written consent of Stony Hill.

12. Remedies not Exclusive; No Waivers; Foreclosures. No right or remedy herein is exclusive of any other right or remedy Stony Hill may have for a default by MCig of its obligation under the Purchase Agreement. The failure or delay of Stony Hill to insist in any one or more instances upon the performance of any of the terms, covenants or conditions of this Security Agreement, or to exercise any right, remedy or privilege herein conferred, shall not impair or be construed as thereafter waiving any such covenants, remedies, conditions or provisions, but every such term, condition and covenant shall continue and remain in full force and effect.

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13. Notices. All notices, demands and communications hereunder shall be in writing and personally delivered or sent by first class mail, certified or registered, postage prepaid, return receipt requested, addressed to the parties at the addresses herein set forth, or at such other address as either party shall have furnished to the other party in writing, or shall be given by telegram, telex, facsimile transmission, overnight courier or hand delivery, in any case to be effective when received, provided that actual receipt shall constitute notice regardless of method of delivery. Receipt of a copy of notice to MCig by MCig at the following address, or other address given hereafter in writing by MCig for purpose of notice, will constitute proper notice given to MCig: mCig, Inc., 2831 St. Rose Parkway, Suite 200, Henderson, Nevada 89052.

14. Choice of Law. This Security Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

15. Attorney’s Fees. Should either party hereto institute any action or proceeding to enforce this Security Agreement or any provisions hereof or for a declaration of rights under this Security Agreement, or for arbitration of any dispute arising under this Security Agreement, the prevailing party in any such action, proceeding or arbitration shall be entitled to receive from the other party all costs and expenses, including without limitation reasonable attorney’s fees, incurred by the prevailing party in connection with such action, proceeding or arbitration.

16. Time is of the Essence. Time is of the essence in this Security Agreement.

17. Assignment by Stony Hill. Stony Hill and each assignee thereof may assign this Security Agreement and the obligations made under it without the consent of MCig, and each such assignee shall be entitled to all the rights and remedies of Stony Hill.

18. Titles and Subtitles; Counterparts. The titles of the sections and subsections of this Security Agreement are for convenience of reference only and are not to be considered in construing this Security Agreement. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[signature page follows]

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MCig and Stony Hill have each caused this Security Agreement to be duly executed and delivered as of the date set forth above.

MCIG, INC.		Address:	MCig, Inc. 31 St. Rose Parkway, Suite 200 Henderson, Nevada 89052

By:	/s/ Paul Rosenberg
Name:	Paul Rosenberg
Title:	President

STONY HILL CORP.		Address:	Stony Hill Corp. 2355 Westwood Blvd. Suite 349 Los Angeles, California 90064

By:	/s/ John Brady
Name:	John Brady
Its:	Secretary

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